UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2009

NATIONAL PROPERTY INVESTORS 5

(Exact name of Registrant as specified in its charter)

California	0-11095	22-2385051
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

National Property Investors 5, a California limited Partnership (the “Registrant”), owns Willow Park on Lake Adelaide Apartments (“Willow Park”), a 185-unit apartment complex located in Altamonte Springs, Florida. On March 2, 2009, the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Wimsatt Construction Company, Inc., a Kentucky corporation (the “Purchaser”), to sell Willow Park to the Purchaser for a total sales price of $8,500,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $8,500,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit (the “Initial Deposit”) of $100,000 to First American Title Insurance Company (“Escrow Agent”).

FEASIBILITY PERIOD.  The feasibility period ends on April 16, 2009. On or before the expiration of the feasibility period, the Purchaser is required to deliver an additional deposit of $100,000. If the Purchaser fails to notify the Registrant in writing of its intent to terminate the contract prior to the end of the feasibility period, the Initial Deposit will become non-refundable.

CLOSING.  The expected closing date of the transaction is May 1, 2009. The Registrant has the option to extend the closing date to June 15, 2009 by delivering written notice to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay any sales, use, gross receipts or similar taxes, the cost of recording any instruments required to discharge any liens or encumbrances against the property, any premiums or fees required to be paid by the Purchaser with respect to the title policy, all documentary stamp taxes due in connection with the assumption and release of the mortgage loans, one-half of the transfer tax imposed on the conveyance and recording of the deed and one-half of the customary closing costs of the Escrow Agent. The Registrant will pay one-half of the transfer tax imposed on the conveyance and the recording of the deed and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and the Registrant each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Willow Park by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $1,000,000 will be borne by the Registrant. The Registrant must maintain, in full force and effect until the closing date, all existing insurance coverage on Willow Park.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Registrant, and neither party will be obligated to proceed with the purchase and sale.  The Registrant expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations, then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or (ii) seeking specific performance of the Registrant’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.33       Purchase and Sale Contract between National Property Investors 5, a California limited partnership, and Wimsatt Construction Company, Inc., a Kentucky corporation, dated March 2, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Property Investors 5

By:  NPI Equity Investments, Inc.

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: March 6, 2009